UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 13, 2013

SWK HOLDINGS CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

15770 Dallas Parkway, Suite 1290, Dallas, TX	75248
(Address of Principal Executive Offices)	(Zip Code)

(972) 687-7250

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Syncardia Credit Agreement

On December 13, 2013, SWK Funding LLC ("SWK Funding"), a wholly-owned subsidiary of SWK Holdings Corporation (the "Company") entered into an Amended and Restated Credit Agreement, dated as of December 13, 2013 (the “Credit Agreement”), pursuant to which SWK Funding provided to Syncardia Systems, Inc. (the "Borrower"), a privately-held manufacturer of the world's first and only FDA, Health Canada and CE (Europe) approved Total Artificial Heart, a term loan in the principal amount of $4,000,000 (the "Loan"). Each of the Borrower’s U.S. subsidiaries has guaranteed Borrower’s obligations under the Credit Agreement. The Loan was an expansion of the Borrower's existing credit facility, resulting in a total outstanding amount under the Credit Agreement of $16,000,000 at closing. At the lenders' option, the lenders can increase the term loan to $22,000,000; SWK Funding has the right but not the obligation to advance $1,500,000 under the expansion facility.

The Loan matures on March 5, 2018. The Loan bears interest at a rate of 13.5% and interest is payable quarterly each March, June, September and December 15.

Pursuant to the terms of the Credit Agreement, the Borrower granted the lenders a first priority security interest in substantially all of the Borrower's assets (the "Collateral"). The Credit Agreement contains certain affirmative and negative covenants.

In the event of a change of control, a merger or a sale of all or substantially all of the Borrower's assets ("Change of Control"), the Loan shall be due and payable. The lenders will be entitled to certain additional payments in connection with repayments of the Loan, both on maturity and in connection with a prepayment or partial prepayment. The obligations under the Credit Agreement to repay the Loan may be accelerated upon the occurrence of an event of default under the Credit Agreement.

Syncardia Second Lien Credit Agreement

On December 13, 2013, SWK Funding also entered into a Second Lien Credit Agreement, dated as of December 13, 2013 (the “Second Lien Credit Agreement”), pursuant to which SWK Funding and the other lender parties thereto provided to the Borrower, a term loan in the principal amount of $10,000,000 (the "Second Lien Loan"). SWK Funding provided $6,000,000 of the Second Lien Loan. The other lenders providing the Second Lien Loan are also lenders under the Credit Agreement. Each of the Borrower’s U.S. subsidiaries has guaranteed Borrower’s obligations under the Second Lien Credit Agreement. The Second Lien Loan matures on December 13, 2021.

The Second Lien Loan shall be repaid by a tiered revenue interest that is charged on quarterly net sales and royalties of, and any other income and revenue actually received by, the Borrower (the "Revenue Based Payment" as defined in the Second Lien Credit Agreement) applied in the following priority (i) first, to the payment of the Revenue-Based Premium (as defined in the Second Lien Credit Agreement); (ii) second, to the payment of all principal of the Loans; (iii) third, to the payment of any other accrued and unpaid fees; and (iv) any remaining amount to the Borrower. The Revenue-Based Payment is made quarterly. All amounts applied under the Revenue Based Payment will be made to each Lender according to its pro-rata share of the Second Lien Loan. The total Revenue-Based Payment is capped at $40,000,000 during the life of the Second Lien Loan (the Revenue-Based Payment Cap").

Pursuant to the terms of the Second Lien Credit Agreement, the Borrower granted the lenders a second priority security interest in the Collateral. The Second Lien Credit Agreement contains certain affirmative and negative covenants.

In the event of a Change of Control, the Second Lien Loan shall be due, with the total amount payable to the lenders equal to the Revenue-Based Payment Cap less the aggregate amounts paid to lenders prior to the Change of Control. The Revenue-Based Payment Cap may be reduced by $10,000,000 - $25,000,000 dependent upon the timing of the Change of Control. The obligations under the Second Lien Credit Agreement to repay the Second Lien Loan may be accelerated upon the occurrence of an event of default under the Second Lien Credit Agreement.

Item 8.01. Other Events.

Dental Products Company Credit Agreement

On December 10, 2013, SWK Funding entered into a Credit Agreement, dated as of December 10, 2013 (the "Dental Products Company Credit Agreement”), pursuant to which SWK Funding provided to a dental products company (the "Dental Products Company") a term loan in the principal amount of $6,000,000 (the "Dental Products Company Loan"). SWK Funding serves as the Agent, Sole Lead Arranger and Sole Bookrunner under the Dental Products Credit Agreement. The Loan matures on December 10, 2018.

Interest and principal under the Loan will be paid by a tiered revenue interest that is charged on quarterly net sales and royalties of Dental Products Company. Pursuant to the terms of the Dental Products Credit Agreement, Dental Products Company granted SWK Funding a first priority security interest in substantially all of its assets.

The Dental Products Company Loan shall accrue interest at the Libor Rate (as defined in the Dental Product Company Loan), plus an applicable margin; the Libor Rate is subject to minimum floor values such that that minimum interest rate is 14%.

In the event of a change of control, a merger or a sale of all or substantially all of the Dental Products Company's assets, the Dental Products Company Loan shall be due and payable. SWK Funding will be entitled to certain additional payments in connection with repayments of the Dental Products Company Loan, both on maturity and in connection with a prepayment or partial prepayment. SWK Funding also received a warrant in Dental Product Company, which if exercised, is equivalent to approximately four percent ownership on a fully diluted basis.

Repayment of Loan to Nautilus Neurosciences, Inc.

On December 17, 2013, the credit agreement pursuant to which the lenders party thereto provided to Nautilus Neurosciences, Inc., a neurology-focused specialty pharmaceutical company, a term loan in the principal amount of $22,500,000 was fully prepaid by the borrower. The loan was scheduled to mature on December 5, 2017.

SWK Funding initially provided $19,000,000 of the loan. SWK Funding subsequently assigned $12,500,000 to one or more clients of SWK Advisors LLC and retained $6,500,000. In connection with the prepayment, SWK Funding received approximately $7,100,000 at repayment, which included principal, accrued interest and approximately $578,000 in prepayment fees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SWK HOLDINGS CORPORATION

By:	/s/ J. BRETT POPE
J. Brett Pope
Chief Executive Officer

Date: December 19, 2013

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